Exhibit 99.2

PPG Industries
PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com

Contact:
Jeremy Neuhart
PPG Corporate Communications
412-434-3046
neuhart@ppg.com
News
Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG to acquire AkzoNobel North American architectural coatings business
Company also announces 2013 share repurchase intentions

•
Acquisition more than doubles North American architectural coatings presence; extends presence in all three architectural distribution channels; expands North American company-owned store network to approximately 1,000

•	Share repurchases of between $500 million and $750 million expected in 2013

PITTSBURGH, Dec. 14, 2012 – PPG Industries (NYSE: PPG) today announced that it has reached a definitive agreement to acquire the North American architectural coatings business of Akzo Nobel, N.V., Amsterdam, in a deal valued at $1.05 billion. The transaction has been approved by the boards of directors of both companies and is expected to close in early second quarter 2013, subject to regulatory approvals.

“This acquisition continues the accelerated pace of our business portfolio transformation through further expansion of our coatings businesses,” said Charles E. Bunch, PPG chairman and CEO. “It is also an attractive way to significantly increase our scale in the North American architectural paint market, which we anticipate will benefit from a prolonged construction market recovery.”

Ton Büchner, CEO of AkzoNobel, said, “Over the past four years, the team has done a great job in turning the North American Decorative Paints business around. I am pleased that we have found a respected company to take over the business. This agreement is a good outcome for all stakeholders.”

Bunch said the acquired business had 2011 revenues of about $1.5 billion and “notably expands our customer reach in all three major North American architectural paint distribution channels.” The acquisition includes the addition of about 600 AkzoNobel-owned paint stores creating a combined network of about 1,000 company-owned stores serving the North American market. “It also complements PPG's national home center strategy by extending our branded paint product offerings to more than 8,000 retail outlets,” he added, referencing AkzoNobel- and PPG-branded retail paint products, “and finally, it enhances our already strong presence in the independent paint dealer channel.”

The acquisition includes all AkzoNobel North American architectural coatings manufacturing and distribution facilities, paint stores, product lines and employees related to the production, sale and distribution of architectural coatings in the United States, Canada and the Caribbean.

Leading brands included are GLIDDEN(R), FLOOD(R), LIQUID NAILS(R), SICO(R) and CIL(R).  PPG also will license the following brands: DULUX(R), DEVOE(R) architectural coatings, and SIKKENS(R) architectural wood products.

“We expect to achieve significantly improved net operating earnings of about $160 million for the acquired business over a three-year period, including a $60 million improvement immediately upon closing and a total of $90 million by the end of the first year,” Bunch added.

The $60 million improvement anticipated upon closing includes costs that will not be incurred by PPG relating to defined benefit pension expense, amortization expense relating to prior AkzoNobel acquisitions and various administrative costs that will not transfer to PPG. The expected incremental savings of $30 million by the end of the first year and an additional $70 million by the end of the third year following the acquisition include cost synergies stemming from overlap in administration, distribution and manufacturing, the company said.

“Additionally, and in recognition of our strong cash position, we plan to reinitiate our share repurchase program immediately following the completion of the separation of our commodity chemicals business, which we expect to occur in early 2013,” Bunch said. “We anticipate a base level of spending between $500 million and $750 million for share repurchases during 2013.”

“The acquisition of the AkzoNobel North American architectural coatings business and planned share repurchases are both consistent with PPG’s long-standing heritage of growing our earnings and returning additional cash to our shareholders. We will still have an elevated level of cash even when considering these two defined uses of cash, and we expect to continue to pursue further earnings accretive cash deployment actions during 2013,” Bunch concluded.

About AkzoNobel and Its North American Architectural Coatings Business
AkzoNobel is a leading global paints and coatings company and a major producer of specialty chemicals. It supplies industries and consumers worldwide with innovative products and is passionate about developing sustainable answers for its customers. Headquartered in Amsterdam, the Netherlands, AkzoNobel is consistently ranked as one of the leaders in the area of sustainability. With operations in more than 80 countries, AkzoNobel’s 55,000 people around the world are committed to excellence and delivering Tomorrow’s Answers Today™.

The company’s North American architectural coatings business is currently reported in the AkzoNobel parent company’s Decorative Paints segment. It currently operates more than 300 company stores in the United States, approximately 240 in Canada and about 50 in the Caribbean. In addition to its strong U.S. architectural coatings position, AkzoNobel is the leading architectural coatings company in Canada and one of the leaders in the Caribbean. The business employs about 5,000 people and has a number of manufacturing locations across the U.S. and Canada.

PPG: BRINGING INNOVATION TO THE SURFACE.(TM)
PPG Industries' vision is to continue to be the world’s leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in more than 60 countries around the world. Sales in 2011 were $14.9 billion. PPG shares are traded on the New York Stock Exchange (symbol:PPG). For more information, visit www.ppg.com.

Conference Call and Webcast Details
PPG will provide a presentation regarding the acquisition via conference call today, Dec. 14, at 9 a.m. ET. The conference call dial-in numbers are: in the United States, 866-362-4832; international, 617-597-5364; passcode 53850910. The conference call also will be available in listen-only mode via Internet broadcast from the Investor Center of PPG’s website at www.ppg.com/corporate/investorcenter. A telephone replay will be available today, Dec. 14, beginning at approximately 11 a.m. ET, through Friday, Dec. 28, at 11:59 p.m. ET. The dial-in numbers for the replay are: in the United States, 888-286-8010; international, 617-801-6888; passcode 38999670. A web replay also will be available on PPG’s Investor Center.

Additional Information for Journalists
Members of the media are invited to visit a special website for additional information and images related to today's announcement at http://ppg.online-pressroom.com.

Forward-Looking Statements
This press release contains certain statements about PPG Industries, Inc. that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG’s periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this press release may include statements about the expected effects on PPG of the acquisition of the North American architectural coatings business of AkzoNobel (the “Transaction”), the anticipated timing and benefits of the Transaction, including expected synergies, the expected timing and level of share repurchases in 2013, and PPG’s anticipated financial results, and also include all other statements in this press release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of PPG and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; PPG’s and AkzoNobel’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain regulatory approvals; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of PPG’s operations; PPG’s ability to integrate the acquired assets successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm PPG’s businesses. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

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Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.
Tomorrow’s Answers Today is a trademark and Cil, Devoe, Dulux, Flood, Glidden, Liquid Nails, Sico and Sikkens are registered trademarks of Akzo Nobel, N.V.